UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
August 3, 2006

PAIVIS, CORP.
(Exact name of registrant as specified in its charter)

Nevada	00030074	86-0871787
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#400 - 3475 Lenox Road, Atlanta Georgia 30326
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (404) 601-2885

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year

On July 11, 2006, a Certificate of Change was filed and made effective with the Nevada Secretary of State in accordance with Nevada Revised Statute §78-207 to amend the number of shares of PAIV common stock, par value $0.0002 per share, authorized for issuance and outstanding through a consolidation on a 200 to 1 basis whereby the authorized common stock, has changed from 25,000,000,000 shares to 125,000,000 shares. In accordance with the Certificate of Change, the issued and outstanding common shares will also consolidate on a 200 to 1 basis (“Reverse Split”). Until the Registrant received approval for an Effective Date of the Reverse Split, no consolidation of the outstanding common shares was implemented.

On August 3, 2006, PAIV was notified by the Nasdaq Market Integrity Section that the effective date of the Reverse Split is August 4, 2006. On that date, all provisions of the Reverse Split approved by the Registrant’s board of directors, becomes effective and as of that date, every 200 shares of the Registrant’s common stock will automatically become equal to one share of common stock, provided however, there will be no fractional shares issued under the consolidation therefore all fractional shares will be rounded up the next whole share. Also, any shareholder holding less than 100 shares post split shall be rounded up to 100 shares.

The Registrant has also been notified by Nasdaq Market Integrity that as of the effective date of the Reverse Split, the new trading symbol for the Registrant is PAVC.

Item 9.01    Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

99.1	Press Release Dated August 3, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAIVIS, INC.
Dated: August 3, 2006	A

	By:	/s/ Gregory Bauer
_______________________________ Gregory Bauer, President and CEO
Pr

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release Dated August 3, 2006